UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2015, the Board of Directors (the “Board”) of Inphi Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”).

The Bylaws were amended to include a forum selection clause in a new Article 10 to reflect recent legislative changes to the General Corporation Law of the State of Delaware (“DGCL”) with regards to forum selection for intracompany disputes. The new Article 10 designates the state and federal courts located within the State of Delaware as the exclusive forums in which certain actions may be brought, including any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, any action asserting a claim arising pursuant to any provisions of the DGCL and any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Inphi Corporation, as amended October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2015	INPHI CORPORATION

	By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and
Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Inphi Corporation, as amended October 14, 2015.